Exhibit 99.1

Page 1 of 2 – TRX REPORTS THIRD QUARTER 2012 RESULTS

TRX REPORTS THIRD QUARTER 2012 RESULTS

Accelerating Strategic Investment in Data Intelligence

ATLANTA, 14 NOVEMBER 2012 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the third quarter ended 30 September 2012.

Total revenues excluding client reimbursements for the quarter were $11.4 million, compared with $12.8 million in the third quarter of 2011. Net income was $0.2 million for the third quarter of 2012, compared with $0.6 million for the third quarter of 2011. Net income per diluted share was $0.01 for the third quarter of 2012, compared with $0.03 for the third quarter of 2011. Revenues from transaction processing services for the quarter were $8.1 million, compared to $9.8 million in the third quarter of 2011. Revenues from Data Intelligence services for the quarter were $3.3 million, compared to $3.0 million in the third quarter of 2011.

Adjusted EBITDA was $1.0 million for the quarter, compared to $1.7 million in the third quarter of 2011.

“We have been very intentional about our investments in Data Intelligence and are beginning to see results, both internally and in the marketplace,” said Shane Hammond, President and CEO of TRX, Inc. “While we continue to achieve year-over-year revenue growth in Data, we are also seeing increased interest from our targeted corporate prospects as well as early indications of enthusiasm from our global reselling partners. We are accelerating our investments in product features and industry relationships in order to drive growth.”

David Cathcart, CFO, added, “We delivered on our expectations for the third quarter, with year-over-year revenue growth across all of our technology products, even while overall revenues from transaction processing services continue to reflect the sale of our booking product in the fourth quarter of 2011.”

Based on management’s expectations, TRX reaffirmed the calendar year 2012 financial guidance provided earlier in the year as follows:

•	Revenues of $45 to $47 million
•	Adjusted EBITDA of $4.5 to $5.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Free Cash Flow provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments, interest expense and taxes. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Free Cash Flow consists of GAAP cash flow from operating activities minus capital expenditures. Free Cash Flow provides a useful indicator about the Company’s ability to fund its operations and repay its debts.

-MORE-

Copyright 2012 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS THIRD QUARTER 2012 RESULTS

TRX’s calculation of EBITDA, Adjusted EBITDA and Free Cash Flow are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income and Free Cash Flow to Net Cash Provided by Operations are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company’s website for approximately 90 days.

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for enabling profile and itinerary management, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company’s website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	John Broaddus
Vice President, Sales and Marketing, TRX, Inc.
(404) 417-7197

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Copyright 2012 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Transaction processing	$8,059	$9,751	$24,973	$28,925
Data intelligence	3,314	3,033	9,876	8,661

Transaction and other revenues	11,373	12,784	34,849	37,586
Client reimbursements	166	90	290	295

Total revenues	11,539	12,874	35,139	37,881

EXPENSES:
Operating	7,557	8,169	22,753	24,005
Selling, general and administrative	2,134	2,281	6,692	7,075
Technology development	664	695	2,188	2,370
Client reimbursements	166	90	290	295
Impairment of goodwill	-	84	6	236
Gain on disposal of assets	-	-	(384)	-
Depreciation and amortization	635	812	1,901	2,809

Total expenses	11,156	12,131	33,446	36,790

OPERATING INCOME	383	743	1,693	1,091

INTEREST (EXPENSE) INCOME:
Interest income	8	14	21	24
Interest expense	(44)	(117)	(209)	(369)

Total interest expense, net	(36)	(103)	(188)	(345)

INCOME BEFORE INCOME TAXES	347	640	1,505	746

INCOME TAX PROVISION	192	44	418	283

NET INCOME	$155	$596	$1,087	$463

Net Income per Share
Basic	$0.01	$0.03	$0.06	$0.03
Diluted	$0.01	$0.03	$0.06	$0.02

Weighted Average Shares Outstanding
Basic	18,531	18,476	18,523	18,471
Diluted	19,005	18,737	18,978	18,596

Other Data:
Adjusted EBITDA	$1,043	$1,677	$3,688	$4,220
Capital expenditures	$284	$560	$1,085	$1,449

	As of September 30, 2012	As of December 31, 2011
Consolidated Balance Sheet and Cash Flow Data:
Cash and cash equivalents	$1,244	$2,153
Total shareholders' equity	$1,671	$429
	Nine Months Ended September 30,
	2012	2011
Free cash flow	$(1,555)	$2,628

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2011	2012	2011

Net income	$155	$596	$1,087	$463
Depreciation and amortization	635	812	1,901	2,809
Interest expense, net	36	103	188	345
Income tax provision	192	44	418	283

EBITDA	1,018	1,555	3,594	3,900
Impairment of goodwill	-	84	6	236
Stock compensation expense	25	38	88	84

Adjusted EBITDA	$1,043	$1,677	$3,688	$4,220

Reconciliation of Net Cash (Used in) Provided by Operations to Free Cash Flow
	Nine Months Ended September 30,
	2012	2011
Net cash (used in) provided by operating activities	$(470)	$4,077
Capital expenditures	(1,085)	(1,449)

Free cash flow	$(1,555)	$2,628